UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): February 20, 2003 (February 18, 2002)



Alternate Marketing Networks, Inc.
(Exact name of registrant as specified in its charter)


Delaware					0-26624			38-2841197
(State of other jurisdiction		(Commission File No.)	(IRS Employer
of incorporation)								Identification
										Number)


One Ionia SW, Suite 520, Grand Rapids, Michigan 49503
(Address of principal executive offices)	(Zip Code)


(616) 235-0698
(Registrant's telephone number, including area code)


Not Applicable
(Former name, former address and former fiscal year, if changed since last report)


















	As used in this report, unless the context requires otherwise, the terms "we," "us," "our," "Company," and "ALTM" refer to the consolidated operations of Alternate Marketing Networks, Inc. and its direct and indirect wholly and majority owned subsidiaries, including National Home Delivery, Inc., an Illinois corporation and a wholly owned subsidiary of ALTM, Alternate Postal Direct, Inc., a Michigan corporation and a wholly owned subsidiary of ALTM, Hencie, Inc., a Delaware corporation and a majority owned subsidiary of ALTM ("Hencie"), and Hencie Consulting Services, Inc., a Texas corporation and a wholly owned subsidiary of Hencie ("Hencie Consulting").

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 	Description of Exhibit
No.
99.1		Contribution Agreement, effective as of January 1, 2003, by and
		between Alternate Marketing Networks, Inc., a Delaware
		corporation, and K2 VC LTD., a Texas limited partnership
99.2		Mutual Release Agreement, dated February 18, 2003, by and among
		Alternate Marketing Networks, Inc., a Delaware corporation, K2 VC
		LTD., a Texas limited partnership, and Adil Khan
99.3		Non-Qualified Stock Option Agreement, dated February 18, 2003, by
		and between Alternate Marketing Networks, Inc., a Delaware
		corporation, and Adil Khan
99.4		Release Agreement, dated February 18, 2003, by and among Alternate
		Marketing Networks, Inc., a Delaware corporation, Hencie, Inc., a
		Delaware corporation, and Hencie Consulting Services, Inc., a
		Texas corporation, K2 VC LTD., a Texas limited partnership, Adil
		Khan, Drawbridge Investment Partners, LLC, a Delaware limited liability company, and certain directors and stockholders of Alternate Marketing Networks, Inc., a Delaware corporation

Item 9. 	Regulation FD Disclosure.

	Effective as of January 1, 2003, K2 VC LTD., a Texas limited partnership ("K2VC") and an affiliate of Adil Khan, the Chief Executive Officer of the Company ("Khan"), contributed 1,474,039 shares, par value $0.01 per share, of common stock of the Company ("Common Stock") to the Company pursuant to that certain Contribution Agreement, effective as of January 1, 2003, by and between the Company and K2VC (the "Contribution Agreement"). Khan is an indirect beneficial owner of such shares and exercises indirect voting power over such shares as the Co-Managing Member of K2 VC Management, LLC, a Texas limited liability company and the sole general partner of K2VC. A copy of the Contribution Agreement is attached hereto as Exhibit 99.1.

	On February 18, 2003, the Company granted to Khan a non-qualified stock option to purchase up to 1,700,000 shares of Common Stock at an exercise price of $0.50 per share with vesting of 25% per year over the next four years pursuant to and in accordance with that certain Non-Qualified Stock Option Agreement, dated February 18, 2003, by and between the Company and Khan (the "Stock Option Agreement"). A copy of the Stock Option Agreement is attached hereto as Exhibit 99.3.

	On February 18, 2003, the Company also released K2VC and Khan from certain obligations, including certain indemnification obligations owed by Khan to the Company, in exchange for the option to use 200,000 shares of Common stock owned by K2VC to settle certain pending claims against the Company pursuant to and in accordance with that certain Mutual Release Agreement, dated February 18, 2003, by and among the Company, K2VC, and Khan (the "Mutual Release Agreement"). A copy of the Mutual Release Agreement is attached hereto as Exhibit 99.2.

	On February 18, 2003, the Company entered into that certain Release Agreement, dated February 18, 2003, by and among the Company, Hencie, Hencie Consulting, K2VC, Khan, Drawbridge Investment Partners, LLC , who was the largest creditor of Hencie and Hencie Consulting, and certain directors and stockholders of the Company (the "Release Agreement"), to eliminate approximately $1,000,000 in debt of the Company in exchange for $120,000, 2,474,309 shares of Common Stock, and registration rights for such shares. A copy of the Release Agreement is attached hereto as Exhibit 99.4.

Remainder of Page Intentionally Left Blank.
Signature Page(s) to Follow.


SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: 	February 20, 2003.	Alternate Marketing Networks, Inc.


						By:	/s/ Phillip D. Miller
						Name:	Phillip D. Miller
						Title: President


INDEX OF EXHIBITS

Exhibit 	Description of Exhibit
No.

99.1		Contribution Agreement, effective as of January 1, 2003, by and
		between Alternate Marketing Networks, Inc., a Delaware corporation, and K2 VC LTD., a Texas limited partnership
99.2		Mutual Release Agreement, dated February 18, 2003, by and among
		Alternate Marketing Networks, Inc., a Delaware corporation, K2 VC LTD., a Texas limited partnership, and Adil Khan
99.3		Non-Qualified Stock Option Agreement, dated February 18, 2003, by
		and between Alternate Marketing Networks, Inc., a Delaware corporation, and Adil Khan
99.4		Release Agreement, dated February 18, 2003, by and among Alternate
		Marketing Networks, Inc., a Delaware corporation, Hencie, Inc., a Delaware corporation, and Hencie Consulting Services, Inc., a Texas corporation, K2 VC LTD., a Texas limited partnership, Adil Khan, Drawbridge Investment Partners, LLC, a Delaware limited liability company, and certain directors and stockholders of Alternate Marketing Networks, Inc., a Delaware corporation